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                                                                Exhibit FS-3 ACE


                         ATLANTIC CITY ELECTRIC COMPANY
                     ACTUAL CONSOLIDATED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
                             (Dollars in Thousands)
                                   (Unaudited)


                                                                     Actual
                                                                ----------------

OPERATING REVENUES                                               $      962,332
                                                                ----------------

OPERATING EXPENSES
      Electric fuel and purchased energy and capacity                   421,073
      Operation and maintenance                                         257,777
      Depreciation and amortization                                     103,002
      Taxes other than income taxes                                      42,636
                                                                ----------------
                                                                        824,488
                                                                ----------------
OPERATING INCOME                                                        137,844
                                                                ----------------

OTHER INCOME                                                              5,909
                                                                ----------------

INTEREST EXPENSE
      Interest charges                                                   73,589
      Allowance for borrowed funds used during
           construction and capitalized interest                           (860)
                                                                ----------------
                                                                         72,729
                                                                ----------------

PREFERRED STOCK DIVIDEND
      REQUIREMENTS OF SUBSIDIARIES                                        7,619
                                                                ----------------

INCOME BEFORE INCOME TAXES AND
      EXTRAORDINARY ITEM                                                 63,405

INCOME TAXES, EXCLUDING INCOME TAXES
      APPLICABLE TO EXTRAORDINARY ITEM                                   21,556
                                                                ----------------

INCOME BEFORE EXTRAORDINARY ITEM                                         41,849

EXTRAORDINARY ITEM (Net of $28,061 of income taxes)                     (40,612)
                                                                ----------------

NET INCOME                                                                1,237

DIVIDENDS ON PREFERRED STOCK REDEMPTION                                   2,132
                                                                ----------------

LOSS APPLICABLE TO COMMON STOCK                                  $         (895)
                                                                ================


See accompanying Notes to Consolidated Financial Statements on FS-8.
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